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                                                                    EXHIBIT 5



December 19, 1997



FPA Medical Management, Inc.
3636 Nobel Drive, Suite 200
San Diego, California 92122


        Re:     Amendment No. 1 to Registration Statement on Form S-3

Gentlemen:

        With reference to Amendment No. 1 to the Registration Statement on Form S-3 to be filed by FPA Medical Management, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 8,219,623 shares of the Company's common stock, par value $0.002 per share ("Common Stock"), it is my opinion that such shares of Common Stock, when issued and sold in accordance with the terms as set forth therein, will be legally issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                                        Very truly yours,


                                        /s/ James A. Lebovitz
                                        Senior Vice President, General Counsel
                                        and Secretary